As filed with the Securities and Exchange Commission on May 4, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERCICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0042539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(650) 624-4900

(Address of principal executive offices, including zip code)

2004 Stock Plan

2004 Employee Stock Purchase Plan

(Full titles of the plans)

John A. Scarlett, M.D.

President and Chief Executive Officer

Tercica, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(650) 624-4900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,375,000 shares	$5.89	$8,098,750.00	$248.63
(1)	Includes associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (“Preferred Share Purchase Rights”). Preferred Share Purchase Rights are attached to shares of the Registrant’s Common Stock in accordance with the rights agreement, dated as of October 13, 2006, as amended from time to time, by and between the Registrant and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.
(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 1, 2007, in accordance with Rule 457(c) of the Securities Act.

The chart below details the calculation of the registration fee:

Title of Securities to be Registered (1)	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock, par value $0.001 per share, reserved for future issuance under the 2004 Stock Plan	1,250,000	$5.89	$7,362,500.00
Common Stock, par value $0.001 per share, reserved for future issuance under the 2004 Employee Stock Purchase Plan	125,000	$5.89	$736,250.00

Total	1,375,000		$8,098,750.00

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,250,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2004 Stock Plan and (ii) 125,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2004 Employee Stock Purchase Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s current report on Form 8-K, filed with the SEC on March 2, 2007.

(b)	The Registrant’s current report on Form 8-K, filed with the SEC on March 7, 2007.

(c)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 9, 2007 (the “2006 Form 10-K”).

(d)	The Registrant’s current report on Form 8-K, filed with the SEC on March 12, 2007.

(e)	The information specifically incorporated by reference into the 2006 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on April 18, 2007.

(f)	The Registrant’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, filed with the SEC on May 4, 2007.

(g)	The description of the Registrant’s Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the Registrant’s registration statement on Form 8-A, filed with the SEC on March 3, 2004, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

The Preferred Share Purchase Rights (the “Rights”) are not currently registered under the Exchange Act. Each share of Common Stock issued or outstanding has attached to it a Right. Each Right entitles the registered holder to purchase from the Registrant one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), at a price of $40.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each one one-hundredth of a share of Preferred Shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions that make its value approximately equal to the value of a share of the Registrant’s Common Stock. Pursuant to the rights agreement by and between the Registrant and Computershare Trust Company, N.A., as Rights Agent, if the Registrant is restricted from taking certain actions pursuant to the affiliation agreement among the Registrant, Ipsen, S.A. and Suraypharm, S.A.S. (“Suraypharm”) then the Registrant’s Board of Directors (the “Board”) may only take action with respect to the Rights with the concurrence of Ipsen, S.A. All references to the Board taking action in this description are subject to this proviso.

The Rights are currently evidenced by the stock certificates representing the Registrant’s Common Stock outstanding, and no separate Right Certificates, as defined below, have been distributed. Until the earlier to occur of (i) ten business days following the public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person”; or (ii) ten business days (or such later date as may be chosen by the Board so long as the “Requisite Percentage” threshold has not been crossed) after such time as a person or group commences or announces its intention to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by such person or group of the “Requisite Percentage” or more of the Registrant’s Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the shares of the Registrant’s Common Stock outstanding, by such Common Stock certificates. As a general matter, the “Requisite Percentage” under the Rights Agreement is 9.9% of the Registrant’s outstanding Common Stock. However, with respect to (i) MPM Capital L.P. and its affiliates so long as they do not acquire any additional shares, the “Requisite Percentage” is the greater of 9.9% and the percentage owned by MPM Capital L.P. and its affiliates; (ii) Ipsen, S.A., so long as it does not acquire beneficial ownership of any shares other than shares acquired pursuant to the terms of the stock purchase and master transaction agreement between the Registrant and Ipsen, S.A. and the other documents contemplated by such stock purchase and master transaction agreement, the “Requisite Percentage” is the greater of 9.9% and the percentage owned by Ipsen, S.A.; and (iii) any entity that acquires shares from Ipsen, S.A., such entity’s “Requisite Percentage” would be 14.9%. An “Acquiring Person” is a person, the affiliates or associates of such person, or a group, which is or becomes the beneficial owner of the Requisite Percentage.

Until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Registrant’s Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Registrant’s Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on October 26, 2016 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Registrant, in each case, as described below. The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for Preferred Shares is at all times subject to the availability of a sufficient number of authorized but unissued Preferred Shares. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Registrant’s Common Stock or a stock dividend on the Registrant’s Common Stock payable in Common Stock or subdivisions, consolidation or combinations of the Registrant’s Common Stock occurring, in any case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of the Registrant’s Common Stock. Each Preferred Share will have 100 votes, voting together with the Registrant’s Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per share of the Registrant’s Common Stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend and liquidation rights, the value of one one-hundredth of a Preferred Share should approximate the value of one share of the Registrant’s Common Stock. The Preferred Shares would rank junior to any other series of the Registrant’s Preferred Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of the Registrant’s Common Stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Registrant may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

In the event that the Registrant is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the Registrant’s outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (or, at the election of the Registrant, the Registrant may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of the number of one one-hundredths of a Preferred Share issuable upon the exercise of one Right, which may, at the election of the Registrant, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earliest of (i) the Distribution Date or (ii) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as the Rights are distributed no such amendment may adversely affect the interest of the holders of the Rights excluding the interests of an Acquiring Person. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Registrant, including, without limitation, the right to vote or to receive dividends.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Registrant, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Registrant on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Rights may be amended to permit such acquisition or redeemed by the Registrant at $0.001 per Right prior to the earliest of (i) the Distribution Date or (ii) the Final Expiration Date.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that: (1) the Registrant is required to indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (2) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (3) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification; (4) the Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification; (5) the rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons; and (6) the Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents in these matters arising prior to such time. The Registrant’s policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the bylaws, as well as certain additional procedural protections. The Registrant has also obtained directors and officers insurance to insure such persons against certain liabilities. Further, the affiliation agreement among the Registrant, Ipsen, S.A. and Suraypharm provides that the Registrant shall indemnify any directors designated by Ipsen, S.A. pursuant thereto to the fullest extent provided by law, and also provides for provisions regarding the maintenance of directors and officers insurance.

In addition, the Registrant’s amended and restated certificate of incorporation, until Ipsen, S.A. and its affiliates, or collectively “Ipsen,” no longer has the right to designate at least one nominee for director of the Registrant and no person who is a director or officer of the Registrant is also a director or officer of Ipsen: (1) exempts Ipsen and its officers or directors from liability to the Registrant or its stockholders for breach of any fiduciary duty by reason of any activities of Ipsen or of such officer’s or director’s participation, except as Ipsen, S.A. may otherwise agree in writing; (2) imposes no duty on Ipsen to offer, or communicate knowledge of, a potential transaction or matter to the Registrant that may be a corporate opportunity for both Ipsen and the Registrant; (3) exempts Ipsen from liability to the Registrant or its stockholders for breach of any fiduciary duty by reason of the fact that Ipsen pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not communicate information regarding, or offer, such corporate opportunity to the Registrant; (4) provides a director, officer or employee of the Registrant who is also a director, officer or employee of Ipsen with the sole discretion to offer such corporate opportunity, other than one learned solely as a result of his or her position as an director, officer or employee of the Registrant, to the Registrant or to Ipsen as such director, officer or employee deems appropriate under the circumstances; and (5) exempts such directors, officers or employees from liability to the Registrant or the Registrant’s stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Registrant or the derivation of any improper personal benefit by reason of disclosure of such opportunity to Ipsen, non-disclosure of such corporate opportunity to the Registrant, or Ipsen’s pursuit or acquisition of such corporate opportunity or non-disclosure of such corporate opportunity to the Registrant (unless a director, officer or employee of Ipsen acquired knowledge of such opportunity solely as a result of his or her position as a director, officer or employee of the Registrant, in which case, director, officer or employee of Ipsen would not be exempted from liability). Further, under the terms of the Registrant’s amended and restated certificate of incorporation and pursuant to Section 122(17) of the Delaware General Corporation Law, the Registrant, to the fullest extent permitted by Section 122(17), renounces any interest or expectancy of the Registrant in, or in being offered an opportunity to participate in, any such corporate opportunity and any other potential transaction or matter that may be a corporate opportunity for the Registrant and Ipsen of which Ipsen acquires knowledge, except to the extent that a director, officer or employee of Ipsen acquires such knowledge solely as a result of his or her position as a director, officer or employee of the Registrant. The affiliation agreement among the Registrant, Ipsen, S.A. and Suraypharm includes provisions substantially similar to the foregoing.

The amended and restated investors’ rights agreement between the Registrant and certain investors provides for cross-indemnification in connection with registration of the Registrant’s Common Stock on behalf of such investors. In addition, the common stock purchase agreement and the registration rights agreement between the Registrant and Kingsbridge Capital Limited provides for cross-indemnification in connection with the registration of the Registrant’s Common Stock on behalf of Kingsbridge Capital Limited and the entering into of the transactions contemplated by such common stock purchase agreement and registration rights agreement. Likewise, the stock purchase and master transaction agreement between the Registrant and Ipsen, S.A., and the registration rights agreement among the Registrant, Ipsen, S.A. and Suraypharm, provides for cross-indemnification in connection with the registration of the Registrant’s Common Stock on behalf of certain holders of registration rights under such registration rights agreement and the entering into of the transactions contemplated by such stock purchase and master transaction agreement and registration rights agreement.

The indemnification provisions noted above may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act of 1933, as amended.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock

3.4(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

4.1(4)	Form of Specimen Stock Certificate

4.2	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4

4.3(5)	Warrant issued to Kingsbridge Capital Limited, dated October 14, 2005

4.4(4)	Warrant issued to Ipsen, S.A., dated October 13, 2006

4.5(4)	First Senior Convertible Promissory Note issued to Ipsen, S.A., dated October 13, 2006

4.6A(4)	Rights Agreement, dated as of October 13, 2006, between the Registrant and Computershare Trust Company, N.A., as Rights Agent

4.6B(4)	Form of Right Certificate

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney (contained on the signature pages hereto)

99.1(4)	2004 Stock Plan, as amended

99.2(2)	Form of Option Agreement under the 2004 Stock Plan

99.3(4)	2004 Employee Stock Purchase Plan, as amended

99.4(2)	Form of Subscription Agreement under the 2004 Employee Stock Purchase Plan

(1)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on May 13, 2004, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-108729) and amendments thereto, declared effective on March 16, 2004, and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-50461) filed on October 18, 2006, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on November 3, 2006, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on November 4, 2005, and incorporated herein by reference.

UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 4th day of May, 2007.

TERCICA, INC.

By:	/s/ JOHN A. SCARLETT
John A. Scarlett, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Scarlett, M.D., Ajay Bansal and Stephen N. Rosenfield, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. SCARLETT	President, Chief Executive Officer and Director	May 4, 2007
John A. Scarlett, M.D.	(Principal Executive Officer)

/s/ AJAY BANSAL	Chief Financial Officer and Senior Vice President	May 4, 2007
Ajay Bansal	of Finance, Corporate and Development and
Corporate Communications (Principal Financial Officer)

/s/ SUSAN WONG	Vice President, Finance & Chief Accounting	May 4, 2007
Susan Wong	Officer (Principal Accounting Officer)

/s/ ALEXANDER BARKAS	Director	May 4, 2007
Alexander Barkas, Ph.D.

/s/ JEAN-LUC BÉLINGARD	Director	May 4, 2007
Jean-Luc Bélingard

/s/ ROSS G. CLARK	Director	May 4, 2007
Ross G. Clark, Ph.D.

/s/ KARIN EASTHAM	Director	May 4, 2007
Karin Eastham

/s/ DENNIS HENNER	Director	May 4, 2007
Dennis Henner, Ph.D.

/s/ CHRISTOPHE JEAN	Director	May 4, 2007
Christophe Jean

/s/ MARK LESCHLY	Director	May 4, 2007
Mark Leschly

/s/ DAVID L. MAHONEY	Director	May 4, 2007
David L. Mahoney

EXHIBIT INDEX

Exhibit Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock

3.4(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

4.1(4)	Form of Specimen Stock Certificate

4.2	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4

4.3(5)	Warrant issued to Kingsbridge Capital Limited, dated October 14, 2005

4.4(4)	Warrant issued to Ipsen, S.A., dated October 13, 2006

4.5(4)	First Senior Convertible Promissory Note issued to Ipsen, S.A., dated October 13, 2006

4.6A(4)	Rights Agreement, dated as of October 13, 2006, between the Registrant and Computershare Trust Company, N.A., as Rights Agent

4.6B(4)	Form of Right Certificate

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney (contained on the signature pages hereto)

99.1(4)	2004 Stock Plan, as amended

99.2(2)	Form of Option Agreement under the 2004 Stock Plan

99.3(4)	2004 Employee Stock Purchase Plan, as amended

99.4(2)	Form of Subscription Agreement under the 2004 Employee Stock Purchase Plan

(1)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on May 13, 2004, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-108729) and amendments thereto, declared effective on March 16, 2004, and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-50461) filed on October 18, 2006, and incorporated herein by reference.
(4)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on November 3, 2006, and incorporated herein by reference.
(5)	Filed as an exhibit to the Registrant’s quarterly report on Form 10-Q (File No. 000-50461) filed on November 4, 2005, and incorporated herein by reference.